Exhibit (a)(1)(P)

REMINDER E-MAIL TO HOLDERS OF ELIGIBLE OPTIONS

Date:	September 2, 2008
To:	Holders of Eligible Options
From:	Mark Peek, Chief Financial Officer
Re:	OPTION EXCHANGE DEADLINE - TUESDAY, SEPTEMBER 9 AT 2 PM

Eligible Optionholders:

I am writing to remind you of next week’s important deadline for participation in VMware’s Exchange Offer for post-IPO stock options granted to U.S. employees. As previously communicated, the Exchange Offer is scheduled to expire next week Tuesday, September 9, 2008, at 2:00 p.m., Pacific Time.

If you wish to participate and have not already done so, you must ensure that UBS Financial Services Inc. receives your properly completed and signed Election Form before 2:00 p.m., Pacific Time, on September 9, 2008. If you choose to participate, your replacement option will be granted the day after the deadline, on September 10, 2008 with an exercise price equal to that day’s closing trading price.

You must complete and return an Election Form by the deadline in order to participate. For your convenience, a copy of the Election Form we previously distributed to you is attached to this email. Delivery instructions are provided on the Election Form.

Once you send in an Election Form, you may also change your mind and send in a notice of withdrawal at any time prior to the deadline. Documents describing the Exchange Offer and forms for participating in the Exchange Offer, including the notice of withdrawal, are available on the Stock Administration page of our internal website at https://vmshare.vmware.com/finance/stock.

IMPORTANT—If you do not return your Election Form so it is received by UBS by the deadline, you will not be eligible to participate in the Exchange Offer and you will retain your previously granted stock option(s).

Receipt of UBS Confirmation

Once you send in your Election Form (or notice of withdrawal) you should receive a confirmation from UBS within 48 hours. If you have already completed and returned an Election Form to UBS, you should have received a confirmation from UBS. If you have not received your confirmation, or if you have any questions about the Exchange Offer, please contact UBS or Stock Administration at the numbers below.

UBS Availability for Questions

As previously communicated, UBS is available on site in Palo Alto each day to accept completed forms and answer questions. Live Q&A’s with UBS representatives will also be occurring over the next several days in Palo Alto, San Francisco, Broomfield and Cambridge. Please see the attached UBS schedule for a time and location that is convenient for you.

You should direct questions about the Exchange Offer or request for assistance to:

The Greco Group at UBS at 860-727-1515;

Elizabeth Moore, Stock Plan Manager at 650-842-8841; or

Gary Wells, Stock Administrator at 650-427-5153

Capitalized items used in this communication are described and defined in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated August 11, 2008.

VMWARE, INC. EXCHANGE OFFER ELECTION FORM

Note: Concepts and terms used in this Election Form are further described and defined in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated August 11, 2008 (the “Exchange Offer Memorandum”). Please read the Exchange Offer Memorandum in its entirety.

Employee Name:	Employee ID (Badge) Number:

Employee Email:	Employee Phone Number:

If you wish to exchange Eligible Options, you must act by the Expiration Date: 2:00 p.m. U.S. Pacific Time on Tuesday, September 9, 2008 (unless the Exchange Offer is extended by VMware).

To do so you must complete, sign and date this Election Form and return it to UBS Financial Services Inc. by one of the following three methods so it is RECEIVED by UBS by 2:00 p.m. on the Expiration Date:

FAX: Fax to 860-547-1997 Attention: The Greco Group at UBS or

EMAIL: Email a scanned or PDF copy to: SH-WMUS-VMWExchange@ubs.com or

HAND DELIVERY: Please see the “UBS Availability: Locations and Times” schedule which details where and when a UBS representative will be available on site for you to drop off your Election Form.

By electing to exchange your Eligible Options, you are agreeing to the terms and conditions for the Exchange Offer set forth in the Exchange Offer Memorandum.

If you would like to review all of the options granted to you by VMware, please log into your UBS OneSource account at www.ubs.com/onesource/vmw.

Please check one of the boxes below. If no box is checked, by signing this form, I agree that all of my Eligible Options will be exchanged.

☐  I elect to exchange ALL of the Eligible Options I hold; or

☐  I hold more than one Eligible Option and I elect to exchange ONLY the Eligible Option(s) listed below.

Option Grant Date	Shares Subject to Option Grant	Exercise Price (per share)

NOTE: The exercise price of the New Options granted in exchange for the Eligible Options will be equal to the closing price of VMware’s Class A common stock on the NYSE on the date the New Options are granted, which will be September 10, 2008, unless the Exchange Offer is extended by VMware, in which case the grant date will be the first trading day following the extended Expiration Date.

Signature:	Date:

UBS AVAILABILITY: LOCATIONS AND TIMES

YOU MAY DROP OFF YOUR ELECTION FORM OR NOTICE OF WITHDRAWAL WITH UBS AT ANY OF THESE LOCATIONS AND TIMES.

PALO ALTO, CA – August Open Q & A Sessions:

Wednesday	August 13th	3210 Porter lunch room	9:00am – 10:00am
Wednesday	August 13th	Promontory A Atrium	10:30am – 11:30am
Wednesday	August 13th	Promontory A Atrium	1:30pm – 2:30pm
Wednesday	August 13th	Deer Creek lunch room	3:30pm – 4:30pm

Thursday	August 14th	Deer Creek lunch room	9:00am – 10:00am
Thursday	August 14th	Promontory A Atrium	11:00am – 12:00pm
Thursday	August 14th	3210 Porter lunch room	2:00pm – 3:00pm
Thursday	August 14th	3210 Porter lunch room	3:30pm – 4:30pm

ANY Eligible Optionholder who cannot attend in person may dial in at 1-888-619-1583 Participant Code: 747496

PALO ALTO, CA – September Open Q & A Sessions:

Wednesday September 3rd	3210 Porter lunch room	9:00am –10:00am
Wednesday September 3rd	Promontory A10	10:00am –5:00pm
Wednesday September 3rd	Deer Creek Rancho San Antonio	2:00pm – 3:00pm
Thursday September 4th	Promontory A10	10:00am –5:00pm

ANY Eligible Optionholder who cannot attend in person may dial in at 1-888-619-1583 Participant Code: 747496

PALO ALTO, CA - Daily UBS hours in Promontory A10:

Monday August 11th – Monday September 8th	10:00am to 5:00pm
Tuesday September 9th	10:00am to 2:00pm

Please email Neil Gavande at neil.gavande@ubs.com or call 650-496-7475 to schedule an appointment or drop by anytime.

PALO ALTO, CA - Saturday UBS Office hours on Page Mill Road:

775 Page Mill Road, Palo Alto, CA 94304

Saturday August 16th	10:00am – 5:00pm
Saturday August 23rd	10:00am – 5:00pm
Saturday September 6th	10:00am – 5:00pm

You may drop off your Election Form or Notice of Withdrawal at any time during these office hours or call Neil Gavande at 650-496-7475 or email neil.gavande@ubs.com to schedule an appointment.

SAN FRANCISCO, CA – August/September Drop-in Sessions:

Friday August 15th	Lunch room	10:00am –12:00pm
Thursday September 4th	Lunch room	10:00am –12:00pm

Local UBS advisor:

Neil Gavande

UBS Financial Services Inc.

775 Page Mill Road

Palo Alto, CA 94304

neil.gavande@ubs.com

650-496-7475

BROOMFIELD, CO – August/September Drop-in Sessions:

Thursday August 14th	Break area 5th floor	1:30pm –3:30pm
Thursday September 4th	Break area 5th floor	10:00am –12:00pm

Local UBS advisor:

Mark Lembeck

UBS Financial Services Inc.

370 17th Street

Denver, CO 80202

303-820-5004

CAMBRIDGE, MA – August/September Drop-in Sessions:

Thursday August 14th	Lunch room	1:30pm –3:30pm
Thursday September 4th	Lunch room	10:00am –12:00pm

Local UBS advisor:

Bill Greco

UBS Financial Services Inc.

90 State House Square 14th Floor

Hartford, CT 06103

860-727-1515

AUSTIN, TX – August/September Drop-in Sessions:

Thursday August 14th	Lunch room	1:30pm – 3:30pm
Thursday September 4th	Lunch room	10:00am – 12:00pm

Local UBS advisor:

Mark Moore

UBS Financial Services Inc.

98 San Jacinto Boulevard

Austin, TX 78701

512-474-2421